SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 14, 2003




                           CPI CORP.
_______________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
_______________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)





ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A. On August 14, 2003, CPI Corp. issued the following press release announcing second quarter FY 2003 results.

     CPI CORP.
     NEWS FOR IMMEDIATE RELEASE     FOR RELEASE AUGUST 14, 2003

     FOR FURTHER INFORMATION CONTACT:

     NAME: Jane Nelson                  FROM: CPI Corp.
     ADDRESS: 1706 Washington Avenue    CITY: St. Louis
     STATE, ZIP: Missouri  63103        TELEPHONE: (314)231-1575

     --------------------------------------------------------------

     FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK
     Diane Hettwer, Chicago 312/640-6760

            CPI CORP. ANNOUNCES 2003 SECOND QUARTER RESULTS,
            -----------------------------------------------

     ST. LOUIS, MO, AUGUST 14, 2003 - CPI CORP. (NYSE-CPY) today reported a net loss for the 12-week second quarter ended July 19, 2003 of $826,000 or $0.10 per diluted share compared to a net loss of $8,000 or less than $0.01 per diluted share for the comparable quarter in fiscal 2002. Despite higher reported sales, the quarter was negatively impacted by increased expenses incurred in anticipation of higher planned sales levels and the continuing costs, in advance of meaningful sales, associated with the Company's new ventures, mobile photography and Mexican studio operations.

     Net sales for the second quarter of 2003 increased $3.8 million or 7% to $61.1 million from the $57.3 million reported in the second quarter of 2002. The increase in reported sales in the second quarter is a result of the timing of Easter in 2003. As Easter was near the end of the Company's first quarter of 2003, this resulted in the delivery of Easter portraits to customers after the end of the Company's first quarter and, accordingly, the deferral of the recognition of the related sales. This increased amount of deferred revenue was recognized as revenue in the Company's 2003 second quarter as the related portraits were delivered to customers.

     During the second quarter of 2003, sittings were 907,000, a decrease of 2% from the 929,000 sittings generated in 2002. Excluding the positive impact of the late 2003 Easter on the second quarter of 2003, sittings declined 4% versus the reported 2% decline. The average sale per customer sitting in the second quarter of 2003 was $66.78 or 8% higher than the $61.56 realized in the second quarter of 2002. The decrease in sittings is primarily attributable to the continuing impact of competitive pressures, including increases in the number of competitors' locations. The increase in average sales per customer sitting resulted from:

          * The continuing strong sales performance related to the Company's March 2003 domestic-wide rollout of digitally enhanced products referred to as Portrait Creations(R).
          * The ongoing positive effect of the Company's decision made late in the second quarter of 2002 to begin selling customer proof sheets which had previously been provided free of charge as part of the custom offer.
          * The Company's continuing success in converting more of its customers to the higher value custom offer.

     Losses from operations for the second quarter of 2003 were $1.2 million compared to a $104,000 loss recorded in the comparable quarter of the prior year. The increased level of operating losses was attributable to a $6.3 million increase in selling, general and administrative expenses only partially offset by the $3.8 million increase in reported sales, a $327,000 decline in cost of sales, primarily resulting from reduced levels of sittings, and a $1.0 million decline in depreciation expense. The increase in selling, general and administrative expenses was primarily attributable to increases in studio employment costs and advertising expenses of $1.0 million and $1.1 million, respectively, as well as $1.2 million in costs associated with the commencement of the mobile photography and Mexican studio operations and $1.0 million in expenses relating to costs that were inventoried in the first quarter of 2003 and recognized as expenses in the second quarter at the time the related portraits were delivered to the customers. An additional $1.9 million increase in costs related to various other selling, general and administrative expenses including studio supplies and maintenance, telephone expense, employee insurance, pension expense and administrative salaries.

     The increase in studio employment costs was largely attributable to annual wage rate increases and increased hours to support the continuing strong sales of the Company's new digitally enhanced Portrait Creations(R) product introduced in the first quarter of 2003 coupled with additional coverage hours in certain higher volume studios. The increased advertising expenses were planned accelerated timing changes and related to Hispanic television, market research and creative development. Favorable advertising expense comparisons to the prior year are expected in the second half of 2003 as the overall advertising budget for 2003 is comparable to the total advertising spending in 2002. The decrease in depreciation expense resulted from certain assets becoming fully depreciated beginning in the second quarter of 2002.

     2003 FIRST HALF RESULTS
     -----------------------

     The Company further reported a net loss for the 24-week first half ended July 19, 2003 of $3.6 million or $0.44 per diluted share compared to a net loss of $722,000 or $0.09 per diluted share for the comparable first half in fiscal 2002. The reported net loss for the first half of 2003 was largely attributable to reported sales being comparable to the prior year period while costs were generally incurred at a level consistent with a higher planned level of sales which did not materialize. In addition, costs comparisons to the prior year first half were negatively impacted by costs approximating $2.0 million incurred in connection with the commencement of the Company's new ventures in mobile photography and Mexican studio operations in the first half of 2003.

     Total net sales for the first half of 2003 were $117.3 million, an increase of $100,000 from the $117.2 million recorded in 2002, as an 8% increase in average sales per customer sitting from $60.16 to $64.99 offset an 8% decrease in sittings from 1,943,000 to 1,793,000.

     Losses from operations for the first half of 2003 were $5.3 million compared to a $708,000 loss in the comparable first half of the prior year. The increased level of losses was attributable to the $7.8 million increase in selling, general and administrative expenses only partially offset by the $100,000 increase in reported sales, a $700,000 decline in cost of sales, primarily resulting from reduced sitting levels, and a $2.3 million decline in depreciation expense. The increase in selling, general and administrative expenses was primarily attributable to increases in studio employment costs and the planned accelerated timing of advertising expenses of $2.5 million and $2.0 million, respectively, as well as $1.9 million in costs associated with the commencement of the mobile photography and Mexican studio operations. An additional
     $1.2 million increase in costs related to various other selling, general and administrative expenses including studio supplies and maintenance, pension expense and administrative salaries.

     ELIMINATION OF EXCLUSIVITY PROVISIONS IN SEARS' AGREEMENT
     ---------------------------------------------------------

     The Company also announced today the execution of an amendment to its agreement with Sears eliminating the existing exclusivity provision from that agreement. In return for the removal of the exclusivity provision, the Company, upon certain conditions, has agreed to provide Sears with certain minimum levels of revenue through 2008, the remaining term of the current agreement. The elimination of the exclusivity provision frees the Company to explore growth opportunities previously precluded under the exclusivity provisions of the agreement.

     Commenting, J. David Pierson, Chairman and Chief Executive Officer, said, "Exclusive of the increase in second quarter sales which was substantially attributable to the late Easter in 2003, second quarter and year-to-date sales are comparable to those recorded in the same year-ago periods. We planned for a higher level of sales in 2003 and unfortunately have not yet achieved our goals. We have, however, incurred higher costs in anticipation of and in attempts to generate those higher sales in the second quarter and the first half compared to comparable periods of 2002."

     Continuing, he said, "On the revenue side, our average customer sale grew from $61.56 to $66.78 in the second quarter and from $60.16 to $64.99 in the first half, both very strong performances and significantly driven by a continuing strong customer response to our recently introduced Portrait Creations(R) products. In addition, during the second quarter we saw additional evidence that our New Mom offer is working by bringing the all-important New Mom back into our studios. Unfortunately, sittings, especially from our package customers, continue to decline. We are attempting to address this decline in our value-oriented customers through selective, more aggressive offers that we have just recently placed in the market. On the cost side, we are taking aggressive cost reduction steps in the second half to bring our overall cost structure, especially studio employment and advertising, back into line on a percentage of sales basis for the year with what will likely be a lower level of overall sales than we had planned for. In addition, we do expect our new ventures to contribute more meaningful sales in the second half that should partially negate the net negative impact that the new ventures have had on our operating results to date."

     Pierson added, "For the third quarter of 2003, quarter-to-date sales are comparable to the same period a year ago resulting from an approximate 2% decline in sittings being offset by a comparable increase in our sales average. We are encouraged by the partial recovery in the volume of our sittings compared to the percentage declines we have been experiencing throughout 2003 and for most of 2002."

     Concluding, Pierson said, "While our Sears Portrait Studio business will continue to be CPI's foundation, termination of the exclusivity provision of the Sears agreement provides us the flexibility to explore, and potentially pursue, growth opportunities beyond Sears. Moreover, the amendment to our agreement and the discussions that led up to it demonstrate the enduring strength of our relationship with Sears."

     NEW VENTURE UPDATE
     ------------------

     Mobile Photography
     ------------------

     The Company through its Every Day Expressions(R) division is now offering mobile photography services to childcare centers and youth sports associations in 27 markets throughout the United States. In addition, other "event" photography sessions (e.g. concerts, car races, etc.) are being pursued on an opportunistic basis in selected markets.

     Mexico
     ------

     We have opened three additional studios inside our Mexican host Soriana and its City Club format during the second quarter bringing our total studio count to four. Current plans call for opening a minimum of eleven additional studios by the end of our fiscal year.

     SHARE REPURCHASE UPDATE
     -----------------------

     On June 3, 2003, the Company announced that the Board of Directors had authorized an open market share repurchase of up to 5% of the Company's outstanding common shares. Because of the timing of the announcement, the then-current Russell 2000 Index rebalancing that was taking place and the black-out period prior to the end of our second quarter and continuing to date, the Company has yet to repurchase any shares under the recently announced authorization.

                               * * * * * * *

     The Company will host a conference call for investors to discuss second quarter results on Friday, August 15, 2003 at 11:00 a.m. Eastern, 10:00 a.m. Central, 9:00 a.m. Mountain, 8:00 a.m. Pacific. To participate, please dial 800-437-4632 or 706-634-1012 at least
     5 minutes before start time.

     To listen to a live broadcast via the Internet, go to www.companyboardroom.com or the CPI website at www.cpicorp.com at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. If you are unable to participate on the call, a replay will be available through August 22, 2003 by dialing 800-642-1687 or 706-645-9291 passcode 2121755. A replay will also be available on CPI's website for approximately 30 days.

     CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and in Mexico in Soriana and its City Club format. The Company also provides mobile photography services in the United States to childcare centers, sports associations and other events through Every Day Expressions(R).
     In addition, the Company operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via email and order additional portraits and products.

     The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, which are identified by such words as "intends", "expects", "anticipates" or words of similar import, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the condition of Prints Plus, the attraction and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission.


                        FINACIAL TABLES TO FOLLOW









CPI CORP. CONDENSED STATEMENTS OF OPERATIONS-FOR THE TWELVE WEEKS
ENDED JULY 19, 2003 and JULY 20, 2002
(in thousands of dollars except per share amounts) (unaudited)

                                              12 Weeks Ended
                                          -----------------------
                                           07/19/03     07/20/02
                                          ----------   ----------
Net sales                                 $  61,089    $  57,314
Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)               8,046        8,373
 Selling, general and administrative
  expenses                                   50,461       44,234
 Depreciation and amortization                3,801        4,811
 Other charges and impairments                    -            -
                                          ----------   ----------
                                             62,308       57,418

Income (loss) from operations                (1,219)        (104)
Interest expense                                715          858
Interest income                                 564          694
Other income, net                                26           24
                                          ----------   ----------
Earnings (loss) from continuing
 operations before income taxes              (1,344)        (244)
Income tax expense (benefit)                   (518)        (101)
                                          ----------   ----------
Net earnings (loss) from continuing
 operations                                    (826)        (143)
Net earnings (loss) from discontinued
 operations, net of income tax expense
 (benefits)                                       -          135
                                          ----------   ----------
Net earnings (loss)                       $    (826)   $      (8)
                                          ==========   ==========
Earnings (loss) per common share- diluted
 From continuing operations               $   (0.10)   $   (0.01)
 From discontinued operations                     -         0.01
                                          ----------   ----------
      Net earnings (loss)- diluted        $   (0.10)   $   (0.00)
                                          ==========   ==========
Earnings (loss) per common share- basic
 From continuing operations               $   (0.10)   $   (0.01)
 From discontinued operations                     -         0.01
                                          ----------   ----------
      Net earnings (loss)- basic          $   (0.10)   $   (0.00)
                                          ==========   ==========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                    8,101        8,038
   Basic                                      8,101        8,038



CPI CORP. CONDENSED STATEMENTS OF OPERATIONS-FOR THE TWENTY-FOUR
WEEKS ENDED JULY 19, 2003 and JULY 20, 2002
(in thousands of dollars except per share amounts) (unaudited)

                                              24 Weeks Ended
                                          -----------------------
                                           07/19/03     07/20/02
                                          ----------   ----------
Net sales                                 $ 117,344    $ 117,157
Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)              16,027       16,737
 Selling, general and administrative
  expenses                                   98,812       91,048
 Depreciation and amortization                7,825       10,080
 Other charges and impairments                    -            -
                                          ----------   ----------
                                            122,664      117,865

Income (loss) from operations                (5,320)        (708)
Interest expense                              1,484        1,770
Interest income                                 938        1,107
Other income, net                                78           42
                                          ----------   ----------
Earnings (loss) from continuing
 operations before income taxes              (5,788)      (1,329)
Income tax expense (benefit)                 (2,233)        (527)
                                          ----------   ----------
Net earnings (loss) from continuing
 operations                                  (3,555)        (802)
Net earnings (loss) from discontinued
 operations, net of income tax expense
 (benefits)                                       -           80
                                          ----------   ----------
Net earnings (loss)                       $  (3,555)   $    (722)
                                          ==========   ==========
Earnings (loss) per common share- diluted
 From continuing operations               $   (0.44)   $   (0.10)
 From discontinued operations                     -         0.01
                                          ----------   ----------
      Net earnings (loss)- diluted        $   (0.44)   $   (0.09)
                                          ==========   ==========
Earnings (loss) per common share- basic
 From continuing operations               $   (0.44)   $   (0.10)
 From discontinued operations                     -         0.01
                                          ----------   ----------
      Net earnings (loss)- basic          $   (0.44)   $   (0.09)
                                          ==========   ==========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                    8,101        8,035
   Basic                                      8,101        8,035


CPI CORP. CONDENSED STATEMENTS OF OPERATIONS-FOR THE FIFTY-TWO
WEEKS ENDED JULY 19, 2003 and JULY 20, 2002
(in thousands of dollars except per share amounts) (unaudited)

                                              52 Weeks Ended
                                          -----------------------
                                           07/19/03     07/20/02
                                          ----------   ----------
Net sales                                 $ 308,832    $ 313,858
Cost and expenses:
 Cost of sales (exclusive of depreciation
  and amortization shown below)              38,905       42,368
 Selling, general and administrative
  expenses                                  237,470      232,492
 Depreciation and amortization               17,802       22,869
 Other charges and impairments                6,042        3,908
                                          ----------   ----------
                                            300,219      301,637

Income (loss) from operations                 8,613       12,221
Interest expense                              3,293        3,922
Interest income                               1,840        2,192
Other income, net                               147          291
                                          ----------   ----------
Earnings (loss) from continuing
 operations before income taxes               7,307       10,782
Income tax expense (benefit)                  2,427        3,554
                                          ----------   ----------
Net earnings (loss) from continuing
 operations                                   4,880        7,228
Net earnings (loss) from discontinued
 operations, net of income tax expense
 (benefits)                                  (1,174)        (190)
                                          ----------   ----------
Net earnings (loss)                       $   3,706    $   7,038
                                          ==========   ==========
Earnings (loss) per common share- diluted
 From continuing operations               $    0.60    $    0.90
 From discontinued operations                 (0.14)       (0.02)
                                          ----------   ----------
      Net earnings (loss)- diluted        $    0.46    $    0.88
                                          ==========   ==========
Earnings (loss) per common share- basic
 From continuing operations               $    0.60    $    0.90
 From discontinued operations                 (0.14)       (0.02)
                                          ----------   ----------
      Net earnings (loss)- basic          $    0.46    $    0.88
                                          ==========   ==========
Weighted average number of common and
 common equivalent shares outstanding:
   Diluted                                    8,108        8,038
   Basic                                      8,070        7,977




CPI CORP. CONDENSED BALANCE SHEETS - FOR JULY 19, 2003 AND
JULY 20, 2002 (in thousands) (unaudited)

                                       07/19/03      07/20/02
                                     -----------   ------------
Assets

  Current assets:
   Cash and cash equivalents         $   43,985    $    31,572
   Other current assets                  36,658         41,908
  Net property and equipment             47,957         58,263
  Other assets                           37,258         36,008
                                     -----------   ------------
    Total assets                     $  165,858    $   167,751
                                     ===========   ============


Liabilities and stockholders' equity

  Current liabilities                $   68,125    $    64,522
  Long-term obligations                  25,563         34,084
  Other liabilities                      22,369         14,421
  Stockholders' equity                   49,801         54,724
                                     -----------   ------------
    Total liabilities and
      stockholders' equity           $  165,858    $   167,751
                                     ===========   ============





CPI CORP. ADDITIONAL OPERATING INFORMATION
TWELVE WEEKS ENDED JULY 19, 2003 and JULY 20, 2002 (unaudited)

                                          12 Weeks Ended
                                        ------------------
                                        07/19/03  07/20/02
                                        --------  --------
Studio sittings: (in thousands)
  Custom                                    583       568
  Package                                   324       361
                                        --------  --------
      Total sittings                        907       929
                                        ========  ========
Studio average sales per customer
 sitting:(in dollars)
  Custom                                $ 77.69   $ 71.48
  Package                               $ 47.18   $ 45.96
       Overall                          $ 66.78   $ 61.56

Capital expenditures (in thousands $)   $ 5,263   $ 2,944

EBITDA is calculated as follows:
 Net earnings (loss) from continuing
  operations                            $  (826)  $  (143)
 Income tax expense (benefit)              (518)     (101)
 Interest expense                           715       858
 Depreciation and amortization            3,801     4,811
 Other non-cash charges                      72       288
                                        --------  --------
EBITDA (1) & (5)                        $ 3,244   $ 5,713
                                        ========  ========
Adjusted EBITDA (2)                     $ 3,244   $ 5,800
EBITDA margin (3)                          5.31%     9.97%
Adjusted EBITDA margin (4)                 5.31%    10.12%

(1) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges.
    EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

CPI CORP. ADDITIONAL OPERATING INFORMATION
TWELVE WEEKS ENDED JULY 19, 2003 and JULY 20, 2002 (unaudited)
(CONTINUED)

(2) Adjusted EBITDA is calculated as follows:

                                          12 Weeks Ended
                                        ------------------
                                        07/19/03  07/20/02
                                        --------  --------
      EBITDA                            $ 3,244   $ 5,713
       EBITDA adjustments:
        Executive retirements                 -         -
        Strategic planning costs              -         -
        Employee severance pay                -        87
        Accrual for remaining lease
         obligations                          -         -
        Other                                 -         -
                                        --------  --------
      Adjusted EBITDA                   $ 3,244   $ 5,800
                                        ========  ========

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                                                   12 Weeks Ended
                                                --------------------
                                                07/19/03   07/20/02
                                                ---------  ---------
    EBITDA                                      $  3,244   $  5,713
    Income tax benefit (expense)                     518        101
    Interest expense                                (715)      (858)
    Adjustments for items not requiring cash:
     Deferred income taxes                          (786)      (106)
     Customer deposit liability                   (4,354)    (1,176)
     Other, net                                     (794)      (978)
    Decrease (increase) in current assets          2,801     (3,058)
    Increase (decrease) in current liabilities       870        (23)
    Increase (decrease) in current income taxes      689       (133)
                                                ---------  ---------
    Cash flows from continuing operations       $  1,473   $   (518)
                                                =========  =========

CPI CORP. ADDITIONAL OPERATING INFORMATION
TWENTY-FOUR WEEKS ENDED JULY 19, 2003 and JULY 20, 2002 (unaudited)

                                          24 Weeks Ended
                                        ------------------
                                        07/19/03  07/20/02
                                        --------  --------
Studio sittings: (in thousands)
  Custom                                  1,104     1,146
  Package                                   689       797
                                        --------  --------
      Total sittings                      1,793     1,943
                                        ========  ========
Studio average sales per customer
 sitting:(in dollars)
  Custom                                $ 76.93   $ 70.15
  Package                               $ 45.84   $ 45.81
       Overall                          $ 64.99   $ 60.16

Capital expenditures (in thousands $)   $ 8,382   $ 4,910

EBITDA is calculated as follows:
 Net earnings (loss) from continuing
  operations                            $(3,555)  $  (802)
 Income tax expense (benefit)            (2,233)     (527)
 Interest expense                         1,484     1,770
 Depreciation and amortization            7,825    10,080
 Other non-cash charges                     108       383
                                        --------  --------
EBITDA (1) & (5)                        $ 3,629   $10,904
                                        ========  ========
Adjusted EBITDA (2)                     $ 3,629   $11,553
EBITDA margin (3)                          3.09%     9.31%
Adjusted EBITDA margin (4)                 3.09%     9.86%

(1) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges.
    EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

CPI CORP. ADDITIONAL OPERATING INFORMATION
TWENTY-FOUR WEEKS ENDED JULY 19, 2003 and JULY 20, 2002 (unaudited)
(CONTINUED)

(2) Adjusted EBITDA is calculated as follows:

                                          24 Weeks Ended
                                        ------------------
                                        07/19/03  07/20/02
                                        --------  --------
      EBITDA                            $ 3,629   $10,904
       EBITDA adjustments:
        Executive retirements                 -         -
        Strategic planning costs              -       649
        Employee severance pay                -         -
        Accrual for remaining lease
         obligations                          -         -
        Other                                 -         -
                                        --------  --------
      Adjusted EBITDA                   $ 3,629   $11,553
                                        ========  ========

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                                                   24 Weeks Ended
                                                --------------------
                                                07/19/03   07/20/02
                                                ---------  ---------
    EBITDA                                      $  3,629   $ 10,904
    Income tax benefit (expense)                   2,233        527
    Interest expense                              (1,484)    (1,770)
    Adjustments for items not requiring cash:
     Deferred income taxes                        (1,480)        51
     Customer deposit liability                     (315)     1,027
     Other, net                                   (1,137)    (4,038)
    Decrease (increase) in current assets         (1,305)    (4,707)
    Increase (decrease) in current liabilities       572     (2,388)
    Increase (decrease) in current income taxes    3,338       (544)
                                                ---------  ---------
    Cash flows from continuing operations       $  4,051   $   (938)
                                                =========  =========

CPI CORP. ADDITIONAL OPERATING INFORMATION
FIFTY-TWO WEEKS ENDED JULY 19, 2003 and JULY 20, 2002 (unaudited)

                                            52 Weeks Ended
                                         --------------------
                                         07/19/03   07/20/02
                                         ---------  ---------
Studio sittings: (in thousands)
  Custom                                    3,009      3,104
  Package                                   1,859      2,316
                                         ---------  ---------
      Total sittings                        4,868      5,420
                                         =========  =========
Studio average sales per customer
 sitting:(in dollars)
  Custom                                 $  74.26   $  69.83
  Package                                $  44.87   $  41.67
       Overall                           $  63.04   $  57.80

Capital expenditures (in thousands $)    $ 12,514   $ 10,132

EBITDA is calculated as follows:
 Net earnings (loss) from continuing
  operations                             $  4,880   $  7,228
 Income tax expense (benefit)               2,427      3,554
 Interest expense                           3,293      3,922
 Depreciation and amortization             17,802     22,869
 Other non-cash charges                     4,619        370
                                         ---------  ---------
EBITDA (1) & (5)                         $ 33,021   $ 37,943
                                         =========  =========
Adjusted EBITDA (2)                      $ 34,687   $ 42,501
EBITDA margin (3)                           10.69%     12.09%
Adjusted EBITDA margin (4)                  11.23%     13.54%

(1) EBITDA represents net earnings (loss) from continuing operations in thousands of dollars before interest expense, income taxes, depreciation and amortization and other non-cash charges.
    EBITDA is included because it is one liquidity measure used by certain investors to determine a company's ability to service its indebtedness. EBITDA is unaffected by the debt and equity structure of the company. EBITDA does not represent cash flow from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered an alternative to net income under GAAP for purposes of evaluating the Company's results of operations. EBITDA is not necessarily comparable with similarly-titled measures for other companies.

CPI CORP. ADDITIONAL OPERATING INFORMATION
FIFTY-TWO WEEKS ENDED JULY 19, 2003 and JULY 20, 2002 (unaudited)
(CONTINUED)

(2) Adjusted EBITDA is calculated as follows:

                                           52 Weeks Ended
                                        --------------------
                                        07/19/03   07/20/02
                                        ---------  ---------
      EBITDA                            $ 33,021   $ 37,943
       EBITDA adjustments:
        Executive retirements                380      2,754
        Strategic planning costs              39        649
        Employee severance pay               916      1,155
        Accrual for remaining lease
         obligation                          250          -
        Other                                 81          -
                                        ---------  ---------
      Adjusted EBITDA                   $ 34,687   $ 42,501
                                        =========  =========

(3) EBITDA margin represents EBITDA, as defined in (1), stated as a percentage of sales.
(4) Adjusted EBITDA margin represents Adjusted EBITDA, as defined in (2), stated as a percentage of sales.
(5) As required by the SEC's recently issued Regulation G, a reconciliation of EBITDA, a non-GAAP liquidity measure, with the most directly comparable GAAP liquidity measure, cash flow from continuing operations follows:

                                                   52 Weeks Ended
                                                --------------------
                                                07/19/03   07/20/02
                                                ---------  ---------
    EBITDA                                      $ 33,021   $ 37,943
    Income tax benefit (expense)                  (2,427)    (3,554)
    Interest expense                              (3,293)    (3,922)
    Adjustments for items not requiring cash:
     Deferred income taxes                        (3,334)    (1,221)
     Customer deposit liability                   (1,050)       487
     Other, net                                     (512)    (6,972)
    Decrease (increase) in current assets          1,693        148
    Increase (decrease) in current liabilities     3,348        915
    Increase (decrease) in current income taxes    6,193      2,041
                                                ---------  ---------
    Cash flows from continuing operations       $ 33,639   $ 25,865
                                                =========  =========




                             SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    CPI CORP.
                                    ---------------------------
                                    (Registrant)




                                By: /s/ Gary W. Douglass
                                    ---------------------------
                                    Gary W. Douglass
                                    Authorized Officer and
                                    Principal Financial Officer



Dated: AUGUST 15, 2003